UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 12, 2009

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Medical Connection Holdings, Inc.

 (Exact name of registrant as specified in its charter)

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Florida	333-72376	65-0902373

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2300 Glades Road, Suite 207E

Boca Raton FL 33431

(Address of Principal Executive Office) (Zip Code)

(561)353-1110

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.01

Change of Control in Registrant;

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer;

Item 5.03

Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year;

Employment Agreements, Bonus Payments and Issuance of Series C Preferred Stock

On November 12, 2009, Medical Connections Holdings, Inc. (the "Company") entered into amended and restated employment agreements with Joseph Azzata, its Chief Executive Officer, and Anthony Nicolosi, its President. The Company also entered into a new employment agreement with Brian Neill, its Chief Financial Officer.

Mr. Azzata and Mr. Nicolosi's restated employment agreements were amended to (i) extend the terms of their employment agreements from two years to three years , (ii) increase their base compensation from $300,000 to $350,000 per year, (iii) provide for an annual stock award of at least 1 million shares of the Company's common stock, (iv) amend the change of control provisions to provide that if Mr. Azzata or Mr. Nicolosi is terminated for any reason other than for cause, death or disability, each will receive one year's salary or the balance of payments due under his employment agreement, whichever is greater and (iv) made certain other changes so the employment agreements conform with Section 409 of the Internal Revenue Code ("IRC").

On November 12, 2009, the Board approved the grant of bonus payments to Mr. Azzata and Mr. Nicolosi for exceptional services rendered in the first nine months of 2009 and to ensure continuity of management at the Company during its new growth initiatives.  These services rendered by Mr. Azzata and Mr. Nicolosi included, but are not limited to identifying several acquisition opportunities for the Company and identifying cost cutting measures. The Board authorized the Company to make these bonus payments by issuing 230,000 shares of the Company's Series C Preferred Stock to each of Mr. Azzata and Mr. Nicolosi.  See "Creation of Series C Preferred Stock and Increase in Voting Ownership of Mr. Azzata and Mr. Nicolosi" below.

On November 12, 2009, the Company entered into an employment agreement with Brian Neill to serve as its Chief Financial Officer. Mr. Neill's employment agreement is for a term of three years and his annual salary is $250,000. Mr. Neill is eligible to receive an annual stock award of at least 1 million shares of the Company's common stock each year and is entitled to participate in any bonus plan, incentive compensation program, incentive stock option plan or other benefits which are available to other similar situated executives of the Company. Mr. Neill is also entitled to receive an annual discretionary bonus equal to 33% of his base salary, at the discretion of the Company's Board of Directors. His employment agreement contains customary confidentiality and non-competition clauses. His employment agreement is for a term of three years, unless otherwise terminated as specified therein. If the Company terminates the employment of Mr. Neill for any reason other than for cause, death or disability, Mr. Neill will receive one year's salary or the balance of payments due under his employment agreement, whichever is greater.

The foregoing description of Mr. Azzata, Mr. Nicolosi and Mr. Neill's employment agreements are qualified in their entirety by reference to the full text of their employment agreements, which are attached as Exhibits 10.1, 10.2 and 10.3 to this report and are incorporated in this report by reference.

Creation of Series C Preferred Stock and Increase in Voting Ownership of Mr. Azzata and Mr. Nicolosi

On November 12, 2009, the Company filed an amendment to its Articles of Incorporation to create a class of Series C Preferred Stock with 460,000 authorized shares and issued 230,000 shares of Series C Preferred Stock to each of Mr. Azzata and Mr. Nicolosi. Each share of Series C Preferred Stock has 100 votes per share and will vote together with holders of the Company's common stock and Series B Preferred Stock as a single class on all matters presented to the Company's shareholders at an annual or special meeting (or pursuant to written consent), except with respect to the matters relating to the election of directors.  The holders of a majority of shares of the Company's Series C Preferred Stock will have the right to appoint a majority of the directors serving on the Company's Board. The Series C Preferred Stock does not have any dividend or liquidation preferences.  As a result of the issuance of the Series C Preferred Stock, the voting ownership of Mr. Azzata and Mr. Nicolosi's in the Company has increased from 27.56% in the aggregate to 58.95%. As described above, the Board authorized this issuance as a bonus for exceptional services provided by Mr. Azzata and Mr. Nicolosi in the past year.  Additionally, the Board authorized the issuance because it deemed it in the best interest of the Company for Mr. Azzata and Mr. Nicolosi to retain management control so the Company could implement its acquisition strategy. It may be necessary for the Company to issue or sell additional securities of the Company in implementing its acquisition strategy which could result in dilution and a possible change in control of the Company. With the issuance of shares of the Series C Preferred Stock, Mr. Azzata and Mr. Nicolosi will be able to focus on the Company's long term strategy.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

3.1	Designation of Series C Preferred Stock filed with the Florida Secretary of State on November 12, 2009*
10.1	Amended and Restated Employment Agreement dated November 12, 2009 between Medical Connection Holdings, Inc. and Joseph Azzata*
10.2	Amended and Restated Employment Agreement dated November 12, 2009 between Medical Connection Holdings, Inc. and Anthony Nicolosi*
10.3	Employment Agreement dated November 12, 2009 between Medical Connection Holdings, Inc. and Brian Neill*

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* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUNAIR SERVICES CORPORATION

Date: November 13, 2009	By:	/s/ JOSEPH AZZATA
Joseph Azzata
Chief Executive Officer

EXHIBIT INDEX

3.1	Designation of Series C Preferred Stock filed with the Florida Secretary of State on November 12, 2009*
10.1	Amended and Restituted Employment Agreement dated November 12, 2009 between Medical Connection Holdings, Inc. and Joseph Azzata*
10.2	Amended and Restituted Employment Agreement dated November 12, 2009 between Medical Connection Holdings, Inc. and Anthony Nicolosi*
10.3	Employment Agreement dated November 12, 2009 between Medical Connection Holdings, Inc. and Brian Neill*